Exhibit 10.38

SECOND AMENDMENT TO THE
MARSH & MCLENNAN COMPANIES
BENEFIT EQUALIZATION PLAN AND
MARSH & MCLENNAN COMPANIES
SUPPLEMENTAL RETIREMENT PLAN
AS RESTATED EFFECTIVE JANUARY 1, 2012

WHEREAS, Marsh & McLennan Companies, Inc. (the "Company") maintains a defined benefit retirement program consisting of the non-qualified Marsh & McLennan Companies Benefit Equalization Plan (the "BEP") and Marsh & McLennan Companies Supplemental Retirement Plan (the "SRP") (collectively, the "Plans"), as well as the tax-qualified Marsh & McLennan Companies Retirement Plan (the "MMC Retirement Plan");
WHEREAS, pursuant to Section 2.1(a) of Part III of the Plans, the Company, by action of its Board of Directors or as otherwise specified therein, has reserved the right to amend the Plans, provided that no such amendment shall reduce any Participant's Equalization Benefit and/or Supplemental Benefit determined as though the date of such amendment were the date of such Participant's Separation from Service;
WHEREAS, the Company amended and restated the Plans effective January 1, 2012;
WHEREAS, the Plans were further amended, by a First Amendment executed August 27, 2015, to reflect, among other things, a "Spinoff Transaction" in which, effective September 1, 2015, (i) a portion of the assets of the MMC Retirement Plan was transferred to a new plan, Marsh & McLennan Companies Retirement Plan B ("Plan B"), and (ii) the MMC Retirement Plan was renamed as Marsh & McLennan Companies Retirement Plan A ("Plan A");

WHEREAS, effective December 30, 2016, Plan B was merged into Plan A, with such merged plan renamed as the Marsh & McLennan Companies Retirement Plan (the "MMC Retirement Plan");
WHEREAS, the Board of Directors has determined that it is in the Company's best interests to freeze all future benefit accruals under its defined benefit retirement program, effective December 31, 2016;
WHEREAS, the Board of Directors has duly adopted resolutions on October 19, 2016 (the "Resolutions"), pursuant to which the Plans and the MMC Retirement Plan were each amended to provide for the cessation of benefit accruals thereunder, effective December 31, 2016;
WHEREAS, under the Resolutions, the Board of Directors has authorized and empowered Laurie Ledford, in her capacity as an officer of the Company, to amend the Plans in order to make such changes and additions to the Plan documents as are necessary, advisable or appropriate to carry out the intent and purpose of the Resolutions in compliance with applicable law; and
WHEREAS, the Company wishes to amend the Plans in order to reflect (i) the merged status of the MMC Retirement Plan, effective December 30, 2016, and (ii) the cessation of benefit accruals under the Plans, effective December 31, 2016.
NOW, THEREFORE, the Plans are hereby amended, effective as set forth below, as follows:

1.	Section 2.26 of Part I of the Plans is restated in its entirety, effective December 30, 2016, to read as follows:

"2.26.    Retirement Plan – means the tax qualified Marsh & McLennan Companies Retirement Plan as amended and restated from time to time, and, where appropriate, earlier versions of the Retirement Plan. For the period from September 1, 2015 through December 29, 2016, Retirement Plan meant, collectively, the tax qualified Marsh & McLennan Companies Retirement Plan A ('Plan A') and the tax qualified Marsh & McLennan Companies Retirement Plan B ('Plan B'), and, where appropriate, earlier versions of the Marsh & McLennan Companies Retirement Plan."

2.	Section 2.32 of Part I of the Plans is restated in its entirety, effective December 31, 2016, to read as follows:

"2.32    Tax Limitations - means the limitations on benefits imposed by Sections 415(b) of the Code or the limitations on creditable salary imposed by Section 401(a)(17) of the Code, or both, and, with respect to Plan Years beginning before January 1, 2000, Section 415(e) of the Code. Notwithstanding the foregoing, any increases to the limitations on benefits imposed by Sections 415(b) of the Code and the limitations on creditable salary imposed by Section 401(a)(17) of the Code that are effective on or after January 1, 2017 shall not be taken into account for purposes of the Plan."

3.	Effective December 31, 2016, Section 2.6 of Part II of the Plans is amended by adding a new Section 2.6(d), immediately following Section 2.6(c), to read in its entirety as follows:

"(d)    In connection with the cessation of benefit accruals under the Plan, for purposes of determining benefits under the Plan, the amount of the Social Security Offset of a Participant employed by the Company on December 31, 2016, shall be determined pursuant to this Section 2.6 as if the Participant had Separated from Service on December 31, 2016, such that, subject to Section 2.6(c): (i) if such Participant had attained age sixty-five (65) on or before December 31, 2016, the Participant’s Social Security Offset shall be the Participant’s estimated monthly primary Social Security benefit calculated in the manner described in Section 2.6(a) (with December 31, 2016, being considered for this purpose to be the date of retirement of the Participant), and (ii) if such Participant had not attained age sixty-five (65) at December 31, 2016, the Participant’s Social Security Offset shall be the Participant’s estimated monthly primary Social Security benefit calculated in the manner described in Section 2.6(b) (with December 31, 2016, being considered for this purpose to be the date the Participant terminates employment, and the Participant’s estimated monthly primary Social Security benefit being determined as if the Participant remains employed by the Company until age sixty-five (65) with Monthly Earnings as set forth in Section 2.6(b))."

4.	Section 3.10 of Part III of the Plans (as added to the Plans by the First Amendment) is restated in its entirety, effective December 30, 2016, to read as follows:

"3.10.    Spinoff Transaction and Subsequent Merger

(a)
Spinoff Transaction. It is intended that the transfer of assets and liabilities under the Retirement Plan, effective September 1, 2015, that resulted in the creation of Plan B and the renaming of the Retirement Plan (as in effect immediately prior to such transfer) as Plan A (the 'Spinoff Transaction') not change in any way the benefits to which any Participant is entitled under the Supplemental Plan and the Benefit Equalization Plan (collectively referred to as the 'Plans'), and the Plans shall be interpreted in a manner consistent with this intent. With respect to the period from September 1, 2015 through December 29, 2016: (i) in respect of any Participant in Plan A who is not a Participant in Plan B, references in the Plans to 'Retirement Plan' shall be interpreted to refer to Plan A and its predecessors; (ii) in respect of any Participant in Plan B, references in the Plans to 'Retirement Plan' shall be interpreted to refer to Plan B and its predecessors; and (iii) all references in the Plans to the 'Retirement Plan prior to October 3, 2004' shall be interpreted to refer to Plan A.

(b)
Subsequent Merger. It is intended that the subsequent merger of Plan B into Plan A, effective December 30, 2016, not change in any way the benefits to which any Participant is entitled under the Supplemental Plan and the Benefit Equalization Plan (collectively referred to as the 'Plans'), and the Plans shall be interpreted in a manner consistent with this intent."

5.	Effective December 31, 2016, the Plans are amended to add to Part III a new Section 3.11, immediately following Section 3.10 of Part III, to read in its entirety as follows:

"3.11.    Benefit Freeze.

(a)
Effective December 31, 2016, the Plans shall be frozen, such that a Participant's Equalization Benefit and Supplemental Benefit after December 31, 2016, shall, except as otherwise expressly provided in this Section 3.11, be equal to such Participant's Equalization Benefit and/or Supplemental Benefit determined as though December 31, 2016, were the date of such Participant's Separation from Service.

(b)	Effective December 31, 2016, no Participant shall be credited with any Months of Benefit Service with respect to any employment of the Participant after December 31, 2016.

(c)
A Participant's Vesting Service under the Retirement Plan after December 31, 2016 shall continue to be taken into account for purposes of determining such Participant's Vesting Service as referred to in Article V of Part I and Article V of Part II of the Plans, relating to vesting.

(d)
Amounts paid to or received by a Participant after December 31, 2016 (other than any amounts paid to or received by a Participant in January 2017 that are attributable to services performed by such Participant in December 2016) shall not be taken into account when determining a Participant's Equalization Benefit or Supplemental Benefit.

(e)
No actuarial increase shall be provided with respect to a Participant's Equalization Benefit or Supplemental Benefit on account of periods of continued employment after such Participant's Normal Retirement Date during which the benefit is not distributed (unless such actuarial increase is otherwise provided with respect to such Participant's Accrued Benefit under the Retirement Plan).

(f)
For the avoidance of doubt, the cessation of benefit accruals under the Plans is not intended and shall not be construed as a termination and liquidation of the Plans for purposes of Section 409A of the Code and Treasury Regulations thereunder, or to accelerate the time and form of any payment under the Plans or otherwise cause the Plans to violate any of such provisions of the Code and Treasury Regulations."

IN WITNESS WHEREOF, MARSH & McLENNAN COMPANIES, INC. has caused this Second Amendment to the Plans to be executed by its duly authorized officer on the 21st day of December, 2016.

MARSH & MCLENNAN COMPANIES, INC.

By:	/s/ Laurie Ledford
Laurie Ledford
Senior Vice President and Chief Human Resources Officer